CONSENT OF TETRA TECH CANADA INC.

The undersigned hereby consents to:

(i) the use of the written disclosure derived from the report entitled "Technical Report and Preliminary Economic Assessment for the Las Chispas Property, Sonora, Mexico" effective May 15, 2019, as amended and dated July 19, 2019, and the report entitled "Technical Report and Mineral Resource Estimate for the Las Chispas Property, Sonora, Mexico" effective February 8, 2019 and dated March 14, 2019, in the Annual Information Form for the year ended December 31, 2019 ("AIF") of SilverCrest Metals Inc. (the "Company") filed as an exhibit to the Company's Form 40-F Annual Report for the period ended December 31, 2019, and any amendments thereto (the "40-F");

(ii) the incorporation by reference of the AIF and the 40-F into the Company's Form F-10 Registration Statement being filed with the United States Securities and Exchange Commission, and any amendments thereto (the "F-10"); and

(iii) the use of our name in the AIF, the 40-F and the Form F-10.

TETRA TECH CANADA INC.

           /s/ P. James F. Barr

Name: P. James F. Barr

Title: Sr. Geologist and Team Lead

Date: May 26, 2020